Exhibit 99.4

November 2, 2021 Third Quarter 2021 Financial Results

1 Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the: • ability of SCE to recover its costs through regulated rates, including uninsured wildfire-related and debris flow-related costs, costs incurred to mitigate the risk of utility equipment causing future wildfires, costs incurred to implement SCE's new customer service system and costs incurred as a result of the COVID-19 pandemic; • ability of SCE to implement its Wildfire Mitigation Plan and capital program; • risks of regulatory or legislative restrictions that would limit SCE’s ability to implement Public Safety Power Shutoff (“PSPS”) when conditions warrant or would otherwise limit SCE’s operational PSPS practices; • risks associated with implementing PSPS, including regulatory fines and penalties, claims for damages and reputational harm; • ability of SCE to maintain a valid safety certification; • ability to obtain sufficient insurance at a reasonable cost, including insurance relating to SCE's nuclear facilities and wildfire-related claims, and to recover the costs of such insurance or, in the event liabilities exceed insured amounts, the ability to recover uninsured losses from customers or other parties; • extreme weather-related incidents (including events caused, or exacerbated, by climate change, such as wildfires, debris flows, droughts, high wind events and extreme heat events) and other natural disasters (such as earthquakes), which could cause, among other things, public safety issues, property damage, operational issues (such as rotating outages and issues due to damaged infrastructure), PSPS activations and unanticipated costs; • risk that California Assembly Bill 1054 (“AB 1054”) does not effectively mitigate the significant exposure faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including the longevity of the Wildfire Insurance Fund and the CPUC's interpretation of and actions under AB 1054, including its interpretation of the prudency standard established under AB 1054; • ability of SCE to effectively attract, manage, develop and retain a skilled workforce, including its contract workers; • decisions and other actions by the California Public Utilities Commission, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and debris flow-related costs, issuance of SCE's wildfire safety certification, wildfire mitigation efforts, and delays in executive, regulatory and legislative actions; • ability of Edison International or SCE to borrow funds and access bank and capital markets on reasonable terms; • risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on- site storage of spent nuclear fuel, delays, contractual disputes, and cost overruns; • pandemics, such as COVID-19, and other events that cause regional, statewide, national or global disruption, which could impact, among other things, Edison International's and SCE's business, operations, cash flows, liquidity and/or financial results and cause Edison International and SCE to incur unanticipated costs; • physical security of Edison International's and SCE's critical assets and personnel and the cybersecurity of Edison International's and SCE's critical information technology systems for grid control, and business, employee and customer data; • risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators (“CCA,” which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs); • risks inherent in SCE’s capital investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, power curtailment costs (payments due under power contracts in the event there is insufficient transmission to enable acceptance of power delivery), changes in the California Independent System Operator’s transmission plans, and governmental approvals; and • risks associated with the operation of electrical facilities, including worker and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts. Other important factors are discussed under the headings “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation. Forward-Looking Statements November 2, 2021

2 Edison International Third Quarter Update Q3 2021 core EPS driven by higher revenue from GRC track 1 decision GAAP EPS: ($0.90) Core EPS1: $1.69 EIX narrows 2021 EPS guidance $4.42–4.52 2021 Core EPS1 SCE updates best estimate of total potential losses associated with the 2017/2018 Wildfire/Mudslide Events Best estimate revised to $7.5 billion ($5.3bn resolved / $2.2bn remains2) SCE plans to install ~535 MW of utility-owned storage by August 2022 Increases 2021–2025 capex forecast by $0.5 billion3 EIX reiterates long-term EPS growth rate 5–7% EPS CAGR 2021–20254 1. See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix 2. After giving effect to approximately $84 million in fixed payments due under settlements executed before September 30, 2021, but not paid at September 30, 2021 3. In October 2021, SCE filed an advice letter requesting recovery of these expenditures and seeking balancing account treatment for the associated revenue requirement 4. Compound annual growth rate (CAGR) based on the midpoint of the initial 2021 EPS guidance range of $4.42–4.62 November 2, 2021

# 2017/2018 Wildfire/Mudslide Events Update: Less than 30% of best estimate remains; SCE resolves enforcement action

**SCE continues to make substantial progress resolving claims**

Remaining expected potential losses, $ in Billions



7.5
Less than 30% of best estimate remains to be resolved
2.2
Best Estimate of Total Losses
Remaining Expected Potential Losses (At 9/30/2021)[1]

Claims settled in most recent quarter (3Q21): ~$485 million

Bellwether trial dates:

- Thomas: March 17, 2022
- Woolsey: Vacated[2]
- Courts may continue to defer trial dates if sufficient settlement progress made

SCE and SED recently agreed to resolve enforcement action for the 2017/2018 Wildfire/Mudslide Events for an aggregate of $550 million in costs[3]

SCE will seek CPUC recovery of prudently-incurred, actual losses in excess of insurance[4]

1. After giving effect to approximately $84 million in fixed payments due under settlements executed before September 30, 2021, but not paid at September 30, 2021
2. Date not yet reset. A hearing is scheduled for Dec. 13, 2021, in which the Court will review whether to lift discovery stay and set a liability and damages trial for plaintiffs not in the settlement program
3. "SED" refers to the Safety and Enforcement Division of the CPUC. Agreement is subject to CPUC approval. The agreement also imposes other obligations on SCE, including reporting requirements and safety-focused studies. In the agreement with SED, SCE did not admit imprudence, negligence or liability with respect to the 2017/2018 Wildfire and Mudslide Events. Of the $550 million, $375 million relates to a charge that was previously incurred. The balance is included in the reserve update recorded in Q3 2021.
4. Other than for CPUC-jurisdictional rate recovery of the $375 million of losses foreclosed from cost recovery under SED Agreement.

November 2, 2021

Energy for What's Ahead℠

3

# SCE's execution of its wildfire mitigation strategy is reducing risk of wildfires associated with utility infrastructure



**Distribution Equipment Inspections**

2021 Completed/Target
185,000/163,000
inspections

113% completed

Completed Since 2018
769,300+
inspections



**Transmission Equipment Inspections**

2021 Completed/Target
21,100/16,800
inspections

126% completed

Completed Since 2018
107,300+
inspections



**Insulated Wire (Covered Conductor)**

2021 Completed/Target
1,010/1,000
circuit miles installed

101% completed

Completed Since 2018
2,500
circuit miles installed



**Fast-Acting Fuses**

2021 Completed/Target
340/330
fuses installed

103% completed

Completed Since 2018
13,300+
fuses installed



**Hazard Tree Management**

2021 Completed/Target
108,800/150,000
trees assessed

73% completed

Completed Since 2018
337,300+
trees assessed



**Weather Stations**

2021 Completed/Target
375/375
weather stations installed

100% completed

Completed Since 2018
1,430+
weather stations installed



**High-Definition Wildfire Cameras**

Cameras thoroughly covering our high fire risk areas were installed by 2020

Completed Since 2018
166
cameras installed



**Aerial Fire Suppression Resources**

SCE contributed $18 million to support the creation of a quick reaction force of aerial firefighting assets across counties in SCE's service area to coordinate and reach wildfires in their early stages. These unique water and fire retardant dropping helitankers have the capability to operate day and night



**Critical Care Backup Battery**

2021 Completed/Target
5,050/3,600
batteries provided to eligible customers

140% completed

Completed Since July 2020
5,770+
batteries provided to eligible customers



**Community Resource Centers**

64
sites available



**Community Crew Vehicles**

8
vehicles available

Note: Data as of September 30, 2021. Blue check marks indicate met or exceeded target. Green arrows indicate execution is on track.

November 2, 2021
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# SCE is making meaningful progress in mitigating wildfire risk for its customers

**Covered conductor** has reduced faults, which could lead to ignitions

**72% fewer faults on fully covered circuits**[1]

**Expanded vegetation management** and tree removal has reduced faults

**52% fewer tree-caused faults**[2]

**High fire risk inspection program** has reduced remediation needs

**66% lower defect find rate**[3]

**Today's PSPS use** would have prevented majority of damage from past wildfires

**>90% reduction of structures damaged**[4]

**On segments where SCE has covered bare wire, there has not been a single CPUC-reportable ignition from contact with objects or wire-to-wire contact**

1. Measured by faults per 100 circuit miles on fully covered circuits in HFRA as compared to bare circuits in HFRA year-to-date in 2021 through September 30, 2021
2. Measured by average monthly tree caused circuit interruptions in HFRA in 2020–2021 as compared to the average from 2015–2019
3. Measured as Total Defect Find Rate (percentage of inspections) in 2021 as compared to 2019 (inception of program) for structures inspected every year
4. Measured as structures damaged or destroyed in wildfires greater than 1,000 acres associated with SCE's infrastructure during 2015–2020, using red flag warning days as a proxy for PSPS conditions. Please note, however, that a red flag warning, alone, would not necessarily result in a decision to implement a PSPS

November 2, 2021

Energy for What's Ahead℠ 5

6 SCE estimates its wildfire mitigation and PSPS have reduced probability of losses from catastrophic wildfires by ~55-65%1,2 1. Baseline risk estimated by RMS using its wildfire model, the location of SCE’s assets, and SCE reported ignitions from 2014-2020. Risk reduction calculated by applying SCE- provided mitigation effectiveness and locations of covered conductor, tree removals, inspections, line clearing, and PSPS. Range may vary for other loss thresholds 2. Includes 50,000 year-long simulations using 20 years of weather and fire modeling weighted for the last 5 years to reflect recent experience and climate-change impacts 3. Annual losses represent potential claims resulting from wildfire. Total potential insured losses, such as damages to assets of homeowners and businesses, estimated by RMS, and uninsured losses, such as personal injury, fire suppression, and damage to publicly-owned assets estimated by SCE based on management experience and judgment 4. Fund refers to AB 1054 Wildfire Insurance Fund. SCE used the one-year RMS loss estimates with its estimates for the size of uninsured losses to quantify the reduction in probability of experiencing $3.5 billion in losses over a three-year period, excess of $1 billion aggregate each year, after which the AB 1054 liability cap would apply RMS, a leading provider of climate and natural disaster risk modeling, worked with SCE to analyze the benefits of SCE’s wildfire mitigations The RMS wildfire model is designed to capture the full spectrum of wildfire threat Combined with SCE’s mitigation effectiveness data, RMS quantified risk reduction from SCE’s mitigations, including PSPS3 SCE estimates PSPS currently accounts for ~40% of the reduction2 Methodology Substantial risk reduction due to SCE’s mitigation measures Pre- 2018 Now Estimated Risk Reduction Annual Risk of ≥$1.0 billion loss4 ~7.6% ~3.2% ~55% reduction in estimated probability of accessing the Wildfire Fund Risk of ≥$3.5 billion drawn from Fund over 3 years4 ~4.2% ~1.5% ~65% reduction in estimated probability of exceeding AB 1054 liability cap SCE expects to further reduce risk and decrease the need for PSPS with continued grid hardening investments 1. Baseline risk estimated by Risk Management Solutions, Inc. (RMS) using its wildfire model, relying on the following data provided by SCE: the location of SCE’s assets, reported ignitions from 2014– 2020, mitigation effectiveness and locations of installed covered conductor, tree removals, inspections, line clearing, and PSPS de-energization criteria 2. There are risks inherent in the simulation analyses, models and predictions of SCE and RMS relating to the likelihood of and damage due to wildfires. As with any simulation analysis or model related to physical systems, particularly those with lower frequencies of occurrence and potentially high severity outcomes, the actual losses from catastrophic wildfire events may differ from the results of the simulation analyses and models of RMS and SCE. Range may vary for other loss thresholds 3. Includes 50,000 year-long simulations using 20 years of weather and fire modeling data weighted for the last 5 years to reflect recent experience and climate change impacts to date 4. Includes (i) total potential insured losses estimated by RMS, and (ii) total potential uninsured losses estimated by SCE based on management experience and consultation with insurance industry experts. “Fund” refers to CA AB 1054 Wildfire Insurance Fund. SCE used RMS loss estimates along with its estimates of uninsured losses to quantify the reductions in estimated probability November 2, 2021

# Third Quarter Earnings Summary

| | | Q3 2021 | | Q3 2020 | | Variance |
|---|---|---|---|---|---|---|
| **Basic Earnings Per Share (EPS)** | | | | | | |
| SCE | $ | (0.75) | $ | (0.70) | $ | (0.05) |
| EIX Parent & Other | | (0.15) | | (0.06) | | (0.09) |
| **Basic EPS** | **$** | **(0.90)** | **$** | **(0.76)** | **$** | **(0.14)** |
| **Less: Non-core Items[1]** | | | | | | |
| SCE | $ | (2.59) | $ | (2.43) | $ | (0.16) |
| EIX Parent & Other | | — | | — | | — |
| **Total Non-core Items** | **$** | **(2.59)** | **$** | **(2.43)** | **$** | **(0.16)** |
| **Core Earnings Per Share (EPS)** | | | | | | |
| SCE | $ | 1.84 | $ | 1.73 | $ | 0.11 |
| EIX Parent & Other | | (0.15) | | (0.06) | | (0.09) |
| **Core EPS** | **$** | **1.69** | **$** | **1.67** | **$** | **0.02** |

| **Key SCE EPS Drivers[2]** | | | |
|---|---|---|---|
| Higher revenue[3] | | $ | 0.55 |
| CPUC revenue - 2021 GRC authorized | 0.50 | | |
| CPUC revenue - Other[4] | 0.04 | | |
| FERC and other operating revenue | 0.01 | | |
| Lower O&M[3] | | | 0.28 |
| Wildfire-related claims | | | (0.01) |
| Higher depreciation[3] | | | (0.20) |
| Higher net financing costs | | | (0.02) |
| Income taxes[4] | | | (0.41) |
| Other income and expenses | | | (0.07) |
| Results prior to impact from share dilution | | $ | 0.12 |
| Impact from share dilution | | | (0.01) |
| Total core drivers[3] | | $ | 0.11 |
| Non-core items[1] | | | (0.16) |
| **Total** | | $ | (0.05) |

| **Key EIX EPS Drivers[2]** | | |
|---|---|---|
| EIX Parent and Other - Higher preferred dividend | $ | (0.08) |
| EEG | | (0.01) |
| Total core drivers | $ | (0.09) |
| Non-core items | | — |
| **Total** | $ | (0.09) |

1. See Earnings Non-GAAP Reconciliation and Use of Non-GAAP Financial Measures in Appendix
2. For comparability, 2021 core EPS drivers reported based on 2020 weighted-average share count of 378.4 million. 2021 QTD weighted-average shares outstanding is 379.8 million
3. 2021 GRC Q1 and Q2 true-up to earnings of $0.35 including $0.19 in revenue (including $0.33 in GRC authorized revenue), $0.23 in O&M and $(0.07) in depreciation
4. Includes $0.21 of lower tax benefits related to balancing accounts, which are offset in revenue

Note: Diluted losses were $(0.90) and $(0.76) per share for the three months ended September 30, 2021 and 2020, respectively

November 2, 2021

Energy for What's Ahead℠

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# SCE has significant capital expenditure opportunities driven by investments in the safety and reliability of the grid

**Capital deployment expected to increase beyond the current GRC cycle and will be proposed in future applications**

Capital Expenditures, $ in Billions



Future Requests[1]
+$0.9 billion of utility-owned storage for 2022 reliability
5.3
6.2
5.3–5.7
6.0
6.8
2021 GRC Track 1
Track 4
2025 GRC

| Range Case[2] | 2021 | 2022 | 2023 | 2024 | 2025 |
|---|---|---|---|---|---|
| | 5.2 | 6.0 | 5.2 | 5.2 | 5.2 |

2021 GRC track 1 supports $5.3 billion of annual capital spending supporting safety, reliability, and risk reduction for customers

Additional growth potential from requests to be made in future GRC and other proceedings

Primary 2023+ potential:

- Deployment of incremental miles of covered conductor[3]
- Investment to support infrastructure replacement and load growth
- Transmission and energy storage investments to meet long-term state GHG targets

1. Forecast for 2024 includes amounts expected to be requested in track 4 of SCE's 2021 GRC. Forecast for 2025 includes amounts currently expected to be requested in SCE's 2025 GRC filing. Additionally, reflects non-GRC spending subject to future regulatory requests beyond GRC proceedings and FERC Formula Rate updates
2. Annual Range Case capital reflects variability associated with future requests based on management judgment, potential for permitting delays and other operational considerations; GRC forecast is in line with authorized spend over the 2021 GRC track 1 cycle
3. The final decision in track 1 of SCE's 2021 GRC established a cost recovery mechanism that would allow SCE to install additional covered conductor miles above the 4,500 circuit-mile level approved in the decision, including within the track 1 GRC period, subject to after-the-fact reasonableness review

November 2, 2021
Energy for What's Ahead℠
8

# 2021 GRC track 1 decision provides rate base visibility through 2023; future applications expected to extend growth

**From a 2021 base, rate base growth forecast of 7–9% through 2025, reflecting future incremental investment**

Rate Base[1] $ in Billions



Future Requests
~9%
2021–2025 CAGR
35.3
38.4
41.5–42.3
46.0
49.4
2021 GRC Track 1
Track 4
2025 GRC

| | 2021 | 2022 | 2023 | 2024 | 2025 |
|---|---|---|---|---|---|
| Range Case[2] | 35.2 | 38.2 | 41.2 | 43.8 | 46.6 |

2021 GRC track 1 final decision supports solid rate base growth through 2023

Forecast includes recovery of utility-owned storage for summer 2022 reliability

Longer-term rate base growth potential from:

- Deployment of incremental miles of covered conductor[3]
- Investment to support infrastructure replacement and load growth
- Transmission and energy storage investments to meet long-term state GHG targets

1. Weighted-average year basis. Excludes rate base associated with ~$1.6 billion of wildfire mitigation-related spend that shall not earn an equity return under AB 1054
2. Range Case rate base reflects capital expenditure Range Case forecast
3. The final decision in track 1 of SCE's 2021 GRC established a cost recovery mechanism that would allow SCE to install additional covered conductor miles above the 4,500 circuit-mile level approved in the decision, including within the track 1 GRC period, subject to after-the-fact reasonableness review

November 2, 2021

Energy for What's Ahead℠

9

# Cash flow from memo account recovery and securitization strengthens our balance sheet and credit metrics

## GRC, Wildfire-related, and Wildfire Insurance Applications

$ in Millions

**Approved Applications**

| | Application | Balance @ Sept. 30 | Recovery Through | Rate Recovery by Year: Q4 '21 | 2022 | 2023 | 2024 |
|---|---|---|---|---|---|---|---|
| ✓ | GRC Track 1 (Jan.–Sept. 2021 Balance) | 722 | Dec. '23 | 80 | 321 | 321 | – |
| ✓ | GRC Track 2 | 401 | Dec. '24 | – | 134 | 134 | 134 |
| ✓ | WEMA1 | 253 | Sept. '22 | 63 | 189 | – | – |
| ✓ | 2019 CEMA | 83 | Sept. '22 | 21 | 62 | – | – |
| | **Total** | **1,459** | | **164** | **706** | **455** | **134** |

**Pending & Future Applications** *(Subject to CPUC Authorization)*

| Application | Request[1] | Expected Amort.[1] | Expected Rate Recovery by Year[2]: Q4 '21 | 2022 | 2023 | 2024 |
|---|---|---|---|---|---|---|
| GRC Track 3 | 497 | 12 months | – | 290 | 207 | – |
| WEMA2 | 215 | 12 months | – | 179 | 36 | – |
| 2021 CEMA[3] | 132 | 12 months | – | – | 132 | – |
| **Total** | **844** | | **–** | **469** | **375** | |

**Expected Securitizations[4]**

| | AB 1054 Capital Included In: | Amount | Q4 '21 | 2022 | 2023 | 2024 |
|---|---|---|---|---|---|---|
| ✓ | GRC Tracks 1 & 2 | 518 | 518 — Q4 '21 or Q1 '22 | | – | – |
| | GRC Track 3 | 730 | – | 730 — Q4 '22 or Q1 '23 | | – |
| | **Total** | **1,248** | **518** | **730** | – | – |

1. Represents requested revenue requirement for GRC track 3, WEMA2, and 2021 CEMA; and securitization of AB 1054 capex for GRC tracks 1–3. Amounts and amortization subject to CPUC approval
2. Actual timing will depend on the timing of CPUC authorizations and implementation in customer rates or execution of securitization transactions
3. Includes CEMA costs related to 2018 and 2019 fires, 2019-2020 drought, and 2020 COVID. Not shown on the page, SCE also expects to file CEMA requests for 2020 Emergency Wildfire Restoration for recovery of amounts incremental to authorized revenue requirements
4. Amounts reflect capital costs recovered upfront via securitization. Recovery in customer rates of costs to service the bonds takes place over the tenor of the debt at a fixed recovery charge rate

November 2, 2021
Energy for What's Ahead℠
10

11 SCE’s requested 2022 cost of capital would result in an ROE of 10.53%, while keeping customer rates unchanged On August 23, SCE filed request to set CPUC cost of capital for 2022–2024 and to reset cost of capital mechanism (CCM) Proposed alternative would suspend CCM for 2022, maintain SCE’s ROE, and update costs of debt and preferred – If adopted, SCE would file next cost of capital application in April 2022, effective for 2023–2025 SCE proposed making cost of capital effective January 1, 2022, through use of a memo account SCE will submit materials that would have been included in cost of capital mechanism advice letter by Nov. 8, 2021. Next steps in the proceeding will be outlined in forthcoming CPUC scoping memo Capital Structure 2021 Rate 2022 Request 2022 Alt. Request Common Equity 52% 10.30% 10.53% 10.30% Preferred 5% 5.70% 5.90% 5.90% Long-term Debt 43% 4.74% 4.32% 4.32% WACC 7.68% 7.63% 7.51% Revenue Change n/a $0 ~($50) 2.5 3.0 3.5 4.0 4.5 5.0 5.5 6.0 Oct. 1, 2020 Apr. 1, 2021 Oct. 1, 2021 CPUC Authorized Cost of Capital and 2022 Request Measurement Period Average: 3.33% Starting Value – 4.50% CPUC Cost of Capital Adjustment Mechanism Moody’s Baa Utility Bond Index Rate (%) Dead- band November 2, 2021

# EIX narrows 2021 core EPS guidance to $4.42–4.52

## EIX 2021 Core Earnings Per Share Guidance Range

Building from SCE Rate Base EPS

| | YTD Recorded[1] | 2021 Guidance[1] |
|---|---|---|
| SCE 2021 Rate Base EPS | $3.65 | $4.89 |
| SCE Operational Variances | 0.32 | 0.34–0.42 |
| **SCE Operational Results** | **3.97** | **5.23–5.31** |
| EIX Parent and Other | (0.36) | (0.56)–(0.54) |
| **EIX Operational Results** | **3.61** | **4.67–4.77** |
| SCE Costs Excluded from Authorized | (0.19) | (0.25) |
| **EIX Consolidated Core EPS** | **$3.43** | **$4.42–4.52** |

## Key components of variances from SCE rate base EPS[1]

| | |
|---|---|
| **SCE Operational Variances** | |
| Financial, operating, and other variances from auth. | 0.34–0.42 |
| **EIX Parent and Other** | |
| Operating expense, other | (0.14)–(0.13) |
| Interest expense | (0.26) |
| EIX preferred dividends | (0.16)–(0.15) |
| **SCE Costs Excluded from Authorized** | |
| Wildfire Insurance Fund contribution interest expense | (0.08) |
| Wildfire claims payment debt interest expense[2] | (0.03) |
| Short- and long-term incentive comp not in rates; SB 901 disallowed exec comp | (0.14) |

1. YTD results as of September 30, 2021, based on 2021 YTD weighted average shares of 379.5 million; 2021 guidance based on weighted average shares assumption of 379.7 million
2. SCE is unable to conclude, at this time, that these amounts are probable of recovery; however, recovery may be sought as part of future cost recovery applications

Note: See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. All tax-effected information on this slide is based on our current combined statutory tax rate of approximately 28%. Totals may not add due to rounding

November 2, 2021 Energy for What's Ahead℠ 12

# 2021 EIX Core Earnings Guidance Assumptions and Preliminary 2022 Considerations

| | | | 2022 Preliminary Considerations |
|---|---|---|---|
| **CPUC** | **Rate Base** ($ in Billions) | $28.1 | Rate base growth as projected |
| | **Return on Equity (ROE)** | 10.30% | 2022 ROE subject to CPUC decision on SCE's 2022 cost of capital application |
| | **Equity in Capital Structure** | 52.0% | |
| **FERC** | **Rate Base** ($ in Billions) | $7.2 | Rate base growth as projected |
| | **Return on Equity (ROE)** | 10.30% | ROE and capital structure based on TO2019A Formula Rate[1] |
| | **Equity in Capital Structure** | 47.5% | |
| **Other Items** | **SCE Cost-of-Capital-related Financing Variance** ($ Millions, after-tax) | ~$35 | Based on SCE's cost of capital application, costs of debt and preferred would true-up, resulting in ~$35 million reduction in earnings |
| | **SCE Wildfire Claims Payment Debt Interest Expense** ($ Millions, after-tax) | ~$13 | Full year of interest on ~$3 billion of debt issued in 2020–2021 plus interest on incremental 2022 issuances |
| | **EIX Equity Issuance** | Securities with up to $1 billion of equity content | Evaluating potential issuance of securities with $300–400 million of equity content, which includes acceleration of 2023–2025 amounts due to utility-owned storage investment[2] |
| | **EIX Preferred Dividends** ($ in Millions) | ~$55–60 | Full year of dividends on preferred equity issued in 2021 |

1. Beginning in 2023, Intervenors have an annual opportunity to terminate the TO2019A Formula Rate. The earliest any new rate could become effective is January 1, 2024
2. Does not include securities with equity content that could be issued to enable SCE to issue debt to finance payments for resolution of claims related to the 2017/2018 Wildfire/Mudslide Events while allowing Edison International and SCE to maintain investment grade credit ratings. Edison International is issuing securities with equity content up to approximately $1 billion in 2021 to enable SCE to issue debt to finance payments for resolution of claims contemplated in the current loss estimate for the 2017/2018 Wildfire/Mudslide Events

Note: All tax-effected information on this slide is based on our current combined statutory tax rate of approximately 28%

November 2, 2021

Energy for What's Ahead℠ 13

# EIX expects to achieve a 5–7% EPS CAGR[1] from 2021 to 2025

**5–7%**
2021–2025
Core EPS CAGR[1]

Driven by rate base growth of ~7–9%

**~4%+**
Current Dividend Yield[2]

Target dividend payout of 45–55% of SCE core earnings

**9–11%+**
Total Return at Current P/E Multiple[3]

Opportunity for attractive returns on investor capital

**Rate base and dividend growth expected to be financed with:**

- SCE cash from operations & financings
- Parent debt issuances
- On average, up to $250 million of equity content per year for 2022–2025[4]
  - May include preferred equity offering, internal programs, or at-the-market program
  - Upper end only required for high end of rate base growth
  - New $1 billion utility-owned storage investment could accelerate incremental ~$50–150 million from 2023–2025 into 2022

1. Compound annual growth rate (CAGR) based on the midpoint of the 2021 EPS guidance range of $4.42–4.62
2. Based on EIX stock price on November 1, 2021
3. Excluding changes in P/E multiple and potential dividend growth
4. Does not include securities with equity content that could be issued to enable SCE to issue debt to finance payments for resolution of claims related to the 2017/2018 Wildfire/Mudslide Events while allowing Edison International and SCE to maintain investment grade credit ratings. Edison International is issuing securities with equity content up to approximately $1 billion in 2021 to enable SCE to issue debt to finance payments for resolution of claims contemplated in the current loss estimate for the 2017/2018 Wildfire/Mudslide Events

November 2, 2021
Energy for What's Ahead℠
14

Appendix

16 SCE plans to securitize ~$1.6 billion of AB 1054 capex upon CPUC approval November 2, 2021 Applica- tion # Cost Recovery Financing Order Issue Recovery Bonds Proceeding/ Category AB 1054 Capex1,2 Serve Testimony CPUC Approval Serve Testimony CPUC Approval 1 GS&RP 327 ✓ ✓ ✓ ✓ ✓ 2 GRC Tracks 1 & 2 518 ✓ ✓ ✓ ✓ Q4 ’21 / Q1 ’22 3 GRC Track 3 730 ✓ Q1 ’22 Q2 ’22 Up to 180 days Q4 ‘22 / Q1 ’23 Total 1,575 1. Includes overheads 2. Before pre-securitization debt financing costs and upfront financing costs Steps Required to Issue Securitized Recovery Bonds $ in Millions

17 SCE’s 2021 General Rate Case will be approved in four tracks over 2021–2023 SCE Testimony Intervenor Testimony SCE Rebuttal Opening & Reply Briefs CPUC Proposed Decision Track 1: 2021–2023 GRC Revenue Requirement ✓ ✓ ✓ ✓ ✓ (Approved) Track 2: 2018–2019 FMA Update1 ✓ ✓ ✓ N/A due to settlement ✓ (Approved) Track 3: 2020 FMA Update1; 2018–2020 GS&RP ✓ ✓ ✓ Q4 ’21 Q1 ’22 Track 4: RAMP and 2024 Attrition Year Q2 ‘22 Q1 ‘23 Q1 ‘23 Q3 ’23 Q4 ‘23 1. Fire Memo Accounts (FMA) include Wildfire Mitigation Plan Memo Account, Fire Hazard Prevention Memo Account, and Fire Risk Mitigation Memo Account November 2, 2021 Estimated timeline for 2021 General Rate Case tracks and milestones

# Year-to-Date Earnings Summary

| | | YTD 2021 | | YTD 2020 | | Variance |
|---|---|---|---|---|---|---|
| **Basic Earnings Per Share (EPS)** | | | | | | |
| SCE | $ | 0.98 | $ | 0.90 | $ | 0.08 |
| EIX Parent & Other | | (0.36) | | (0.33) | | (0.03) |
| **Basic EPS** | **$** | **0.62** | **$** | **0.57** | **$** | **0.05** |
| **Less: Non-core Items[1]** | | | | | | |
| SCE | $ | (2.81) | $ | (2.69) | $ | (0.12) |
| EIX Parent & Other | | — | | (0.07) | | 0.07 |
| **Total Non-core Items** | **$** | **(2.81)** | **$** | **(2.76)** | **$** | **(0.05)** |
| **Core Earnings Per Share (EPS)** | | | | | | |
| SCE | $ | 3.79 | $ | 3.59 | $ | 0.20 |
| EIX Parent & Other | | (0.36) | | (0.26) | | (0.10) |
| **Core EPS** | **$** | **3.43** | **$** | **3.33** | **$** | **0.10** |

| **Key SCE EPS Drivers[2]** | | | |
|---|---|---|---|
| Higher revenue[3] | | $ | 0.72 |
| CPUC revenue | 0.63 | | |
| FERC and other operating revenue | 0.09 | | |
| Lower O&M | | | 0.59 |
| Wildfire-related claims | | | (0.01) |
| Higher depreciation | | | (0.36) |
| Lower net financing costs | | | 0.03 |
| Income taxes[3] | | | (0.53) |
| Other | | | (0.15) |
| Property and other taxes | (0.05) | | |
| Other income and expenses | (0.10) | | |
| Results prior to impact from share dilution | | $ | 0.29 |
| Impact from share dilution | | | (0.09) |
| Total core drivers | | $ | 0.20 |
| Non-core items[1] | | | (0.12) |
| **Total** | | $ | 0.08 |

| **Key EIX EPS Drivers[2]** | | |
|---|---|---|
| EIX Parent and Other - Higher preferred dividend | $ | (0.11) |
| Results prior to impact from share dilution | $ | (0.11) |
| Impact from share dilution | | 0.01 |
| Total core drivers | $ | (0.10) |
| Non-core items[1] | | 0.07 |
| **Total** | $ | (0.03) |

1. See Earnings Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix
2. For comparability, 2021 core drivers reported based on 2020 weighted-average share count of 370.7 million. 2021 YTD weighted-average shares outstanding is 379.5 million
3. Includes $0.42 of lower tax benefits related to balancing accounts, which are offset in revenue

Note: Diluted earnings were $0.62 and $0.57 per share for the nine months ended September 30, 2021 and 2020, respectively

November 2, 2021 Energy for What's Ahead℠ 18

19 Earnings Non-GAAP Reconciliations November 2, 2021 Reconciliation of EIX GAAP Earnings to EIX Core Earnings Earnings (Losses) Attributable to Edison International, $ in Millions Q3 Q3 YTD YTD 2021 2020 2021 2020 SCE (284) $ (264) $ 371 $ 336 $ EIX Parent & Other (57) (24) (135) (123) Basic Earnings (341) $ (288) $ 236 $ 213 $ Non-Core Items SCE 2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries (899) (880) (909) (889) Wildfire Insurance Fund expense (39) (61) (116) (181) Sale of San Onofre nuclear fuel — 21 7 58 Disallowed historical capital expenditures in SCE's 2021 GRC decision (47) — (47) — Re-measurement of tax liabilities — — — 18 EIX Parent & Other Goodwill impairment and other — — — (28) Less: Total non-core items (985) $ (920) $ (1,065) $ (1,022) $ SCE 701 656 1,436 1,330 EIX Parent & Other (57) (24) (135) (95) Core Earnings 644 $ 632 $ 1,301 $ 1,235 $

20 EIX Core EPS Non-GAAP Reconciliations November 2, 2021 1. 2021 EPS drivers are reported based on weighted-average share counts of 379.8 million and 379.5 million for Q3 and YTD, respectively; 2020 EPS drivers are based on weighted-average share counts of 378.4 million and 370.7 million for Q3 and YTD, respectively Q3 Q3 YTD YTD 2021 2020 2021 2020 Basic Earnings (0.90) $ (0.76) $ 0.62 $ 0.57 $ Non-Core Items SCE 2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries (2.37) (2.32) (2.40) (2.41) Wildfire Insurance Fund expense (0.10) (0.16) (0.31) (0.49) Sale of San Onofre nuclear fuel — 0.05 0.02 0.16 Disallowed historical capital expenditures in SCE's 2021 GRC decision (0.12) — (0.12) — Re-measurement of tax liabilities — — — 0.05 EIX Parent & Other Goodwill impairment and other — — — (0.07) Less: Total non-core items (2.59) (2.43) (2.81) (2.76) Core Earnings 1.69 $ 1.67 $ 3.43 $ 3.33 $ Reconciliation of EIX Basic Earnings Per Share to EIX Core Earnings Per Share EPS Attributable to Edison International

21 Low High Basic EIX EPS2 $1.62 $1.72 Total Non-Core Items2 (2.80)(2.80) Core EIX EPS $4.42 $4.52 1. EPS is calculated on the assumed weighted-average share count for 2021 of 379.7 million 2. There were ($1,065) million, or ($2.80) per share of non-core items recorded for the nine months ended September 30, 2021, calculated based on an assumed weighted average share count for 2021 3. Basic EIX EPS guidance only incorporates non-core items to September 30, 2021 Earnings Per Share Non-GAAP Reconciliations November 2, 2021 Reconciliation of EIX Basic Earnings Per Share Guidance to EIX Core Earnings Per Share Guidance1 2021 EPS Attributable to Edison International

22 Edison International's earnings are prepared in accordance with generally accepted accounting principles used in the United States. Management uses core earnings (losses) internally for financial planning and for analysis of performance. Core earnings (losses) are also used when communicating with investors and analysts regarding Edison International's earnings results to facilitate comparisons of the company's performance from period to period. Core earnings (losses) are a non-GAAP financial measure and may not be comparable to those of other companies. Core earnings (losses) are defined as earnings attributable to Edison International shareholders less non-core items. Non- core items include income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as write downs, asset impairments and other income and expense related to changes in law, outcomes in tax, regulatory or legal proceedings, and exit activities, including sale of certain assets and other activities that are no longer continuing. A reconciliation of Non-GAAP information to GAAP information is included either on the slide where the information appears or on another slide referenced in this presentation. EIX Investor Relations Contact Sam Ramraj, Vice President Derek Matsushima, Senior Manager (626) 302-2540 (626) 302-3625 Sam.Ramraj@edisonintl.com Derek.Matsushima@edisonintl.com Use of Non-GAAP Financial Measures November 2, 2021